EXHIBIT 99.1

[GRAPHIC OMITTED]


                    Bunge Reports First Quarter 2006 Results


White Plains, NY - April 27, 2006 - Bunge Limited (NYSE:BG).


>   Financial Highlights

(In millions, except per share data and percentages)
--------------------------------------------------------------------------------
                                               First Quarter Ended
                                             ----------------------      Percent
                                              3/31/06       3/31/05      Change
--------------------------------------------------------------------------------
Volumes (metric tons)                          24.9           26.5         (6)%
Net sales                                    $5,601         $5,451          3%
Total segment operating profit(1)               $54           $139        (61)%
Net income                                      $58            $98        (41)%
Earnings per share(2)                         $0.48          $0.82        (41)%
--------------------------------------------------------------------------------

Bunge's results included certain gains and charges that may be of interest to investors. These charges totaled $18 million, or $0.15 per share, in the quarter ended March 31, 2006. In the quarter ended March 31, 2005, the gains totaled $19 million, or $0.16 per share. Additional information is provided in the attached schedule titled "Additional Financial Information."

_____________________
(1) Total segment operating profit is the consolidated segment operating profit of Bunge's segments. Total segment operating profit is a non-GAAP measure and is not intended to replace income from operations before income tax, the most directly comparable GAAP measure. The information required by Regulation G under the Securities Exchange Act of 1934, including a reconciliation to income from operations before income tax, is included in the tables attached to this press release.

(2) Earnings per share (EPS) are reported on a fully diluted basis. See Note 2 to the consolidated statements of income attached to this press release for more information.

>   Overview

Alberto Weisser, Bunge's Chairman and Chief Executive Officer stated: Overall, we performed as expected in the first quarter of 2006, but with some shifts in the relative performance of our segments. Agribusiness results were weaker than anticipated due to freight management losses and reduced volumes in South America and southern Europe. Results in fertilizer were better than expected due to improved hedging of foreign currency. Milling and edible oils results were better than expected due to higher margins. Many of the challenges experienced in 2005 continue, but we remain focused on delivering results and continue to forecast 2006 to be a year of improved operating performance for Bunge.

"We are making progress managing a difficult Brazilian operating environment. The measures we took at the end of last year to improve our performance began providing benefits during the quarter. We took additional steps this quarter by permanently closing three additional small oilseed processing plants and further reducing our workforce.

"In the last six months, we have reduced our Brazilian staff by over 10%, closed five oilseed processing plants and idled seven fertilizer facilities, among other measures. We expect these steps to help offset the effects of a stronger real and to improve the efficiency of our global footprint.

"A stronger real, high transport costs and large global stocks are contributing to lower local soy prices in Brazil that will pressure farm economics through 2006. The agribusiness market is efficient, however. As current world commodity stocks are reduced by steady demand growth for protein meal and vegetable oil, the market will price crops at levels that encourage the Brazilian farmer to expand production. The USDA forecasts that substantially all of the medium to long-term growth in global soybean production will occur in South America, especially Brazil.

"2006 will bring challenges, but the Bunge team is responding energetically to deliver results. While we will always experience market fluctuations, fundamental demand will drive long-term growth. We will continue to position Bunge to benefit from it."


>   First Quarter Results

Agribusiness

Volumes were lower due principally to slow farmer selling in South America and reduced Argentine grain crops. Freight management results were negative. In Brazil, a stronger real increased local costs and reduced results when translated into U.S. dollars, despite lower local currency costs. The average real-U.S. dollar exchange rate strengthened 18% when compared to the first quarter of 2005. Soy volumes and margins in southern Europe were affected by local outbreaks of avian influenza. Bunge's North American businesses experienced good margins and produced stronger results, despite higher energy costs.

First quarter 2006 results included $18 million of impairment charges related to the closure of three oilseed processing plants in Brazil and $2 million of cash restructuring charges. Agribusiness results for the first quarter of 2005 included a $27 million reversal of the remaining balance of the allowance for recoverable taxes in Argentina.


Fertilizer

Fertilizer results rose in the quarter, despite flat sales volumes. Improved foreign currency hedging offset the impact of a stronger real on margins and costs. First quarter 2006 results included a $2 million cash restructuring charge related to workforce reductions.


Edible Oil Products

Stronger results in Europe, due to higher volumes and better margins, more than offset weaker results in the Americas. First quarter 2006 results included a $2 million impairment charge related to the closure of the refining and bottling operations at two oilseed processing facilities in Brazil.


Milling Products

Results rose due to improved product mixes in wheat and corn milling.


Financial Costs

Interest income increased primarily due to higher levels of interest-bearing accounts. Interest expense increased primarily due to higher short-term interest rates, partially offset by lower average borrowings. Foreign exchange gains, which helped offset currency effects on costs and margins in the first quarter of 2006, resulted from the effects of the appreciation of the Brazilian real, when compared to the U.S. dollar, at March 31, 2006 versus December 31, 2005 on the net U.S. dollar-denominated monetary liability position of Bunge's Brazilian subsidiaries.


Income Taxes

The effective tax rate for the first quarter of 2006 was 16% compared to 30% in the same period in 2005. The decline in the tax rate from 2005 was primarily due to higher earnings in lower tax jurisdictions and the effects of a legal restructuring completed in 2005.

Minority Interest

Minority interest decreased when compared to 2006 due to lower earnings at Fosfertil.

Cash Flow and Net Financial Debt(3)

Net financial debt at March 31, 2006 increased $141 million from December 31, 2005. Cash flow used by operations was $54 million for the quarter ended March 31, 2006 compared to $226 million used by operations in the first quarter of 2005. Cash flow from operations improved from last year primarily due to reduced inventory levels.

__________________

(3) Net financial debt is a non-GAAP financial measure and is not intended to replace total debt. A definition of net financial debt and the information required by Regulation G under the Securities Exchange Act of 1934, including a reconciliation of net financial debt to total debt, the most directly comparable GAAP measure, is included in the tables attached to this press release.

>   Outlook

Bill Wells, Chief Financial Officer, stated, "We are making progress managing through a weak operating environment in Brazil. Slow farmer selling should continue to affect agribusiness results. The Brazilian fertilizer industry continues to expect flat retail sales. North America should have a good year, but a difficult comparison to excellent results in 2005. A strong domestic market for wheat milling and lower European seed costs benefiting edible oil results should contribute to improved performance in our food products business.

"The agribusiness market, especially in Argentina and Southern Europe, will be more difficult and freight results weaker than originally anticipated. These factors should result in lower agribusiness operating profit, especially in the first half of the year.

"Our enhanced foreign currency hedging programs are working well. Net income effects of the continued appreciation of the Brazilian real should be mitigated by our initiatives to improve margins, lower costs, decrease our effective tax rate and reduce exposure to the real throughout our business.

"Our 2006 guidance is as follows:

     o Depreciation, Depletion and Amortization: $310 million to $320 million

     o Capital Expenditures (net of asset dispositions): $490 million to $510 million

          o $195 million to $215 million maintenance, safety and environmental capital expenditures

     o    Effective Tax Rate: 14% to 18%

     o    Joint Venture Earnings: $40 million to $45 million


"This guidance assumes the following:

     o    Stable currencies in South America and Europe

     o    Normal crops

     o    Stable international fertilizer prices, and

     o    Flat Brazilian retail fertilizer market sales when compared to 2005.

"Based on these assumptions, our 2006 net income guidance is $495 million to $515 million, representing $4.08 to $4.25 per share. This fully diluted per share guidance is based on an estimated weighted average of 121.3 million shares outstanding, and includes $0.06 per share for stock option expense, as well as the effect of impairment and restructuring charges taken during the first quarter.

"Due to a favorable recent court ruling in Brazil, we expect to be reimbursed certain amounts owed to us by the local electric utility in 2006. The value of these reimbursements has not yet been determined, and while likely to be significant, is not included in our guidance."

Conference Call and Webcast Details

Bunge Limited's management will host a conference call at 10:00 a.m. EDT today to discuss the company's results.

To listen to the conference call, please dial (888) 202-2422. If you are located outside of the United States, dial (913) 981-5592. Please dial in five to 10 minutes before the scheduled start time. When prompted, enter passcode number 4801807. The conference call will also be available live on the company's Web site at www.Bunge.com.

To access the webcast, click the "News and Information" link on the Bunge homepage then select "Webcasts and Upcoming Events". Click the link for the "Q1 2006 Bunge Limited Conference Call," and follow the prompts to join the call. Please go to the Web site at least 15 minutes prior to the call to register and to download and install any necessary audio software.

For those who cannot listen to the live broadcast, a replay of the call will be available beginning at 1:00 p.m. EDT on April 27, 2006 and continuing through 1:00 p.m. EDT May 27, 2006. To listen to the replay, please dial (888) 203-1112, or, if located outside of the United States, dial (719) 457-0820. When prompted, enter passcode number

4801807. A rebroadcast of the conference call will also be available on the company's Web site beginning at 1:00 p.m. EDT on April 27, 2006 and continuing through 12:00 p.m. EDT on May 27, 2006. To locate the rebroadcast on the Web site, click the "News and Information" link on the Bunge homepage then select "Audio Archives" from the left-hand menu. Select the link for the "Q1 2006 Bunge Limited Conference Call." Follow the prompts to access the replay.

About Bunge Limited

Bunge Limited (http://www.Bunge.com) is an integrated, global agribusiness and food company operating in the farm-to-consumer food chain. Founded in 1818 and headquartered in White Plains, New York, Bunge has 23,500 employees and locations in 32 countries. Bunge is the world's leading oilseed processor, the largest producer and supplier of fertilizers to farmers in South America and the world's leading seller of bottled vegetable oils to consumers.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains both historical and forward-looking statements. All statements, other than statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are not based on historical facts, but rather reflect our current expectations and projections about our future results, performance, prospects and opportunities. We have tried to identify these forward-looking statements by using words including "may," "will," "expect," "anticipate," "believe," "intend," "estimate," "continue" and similar expressions. These forward-looking statements are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities, as well as those of the markets we serve or intend to serve, to differ materially from those expressed in, or implied by, these forward-looking statements. The following important factors, among others, could affect our business and financial performance: our ability to complete, integrate and benefit from acquisitions, divestitures, joint ventures and strategic alliances; estimated demand for the commodities and other products that we sell and use in our business; industry conditions, including the cyclicality of the agribusiness industry and unpredictability of the weather; agricultural, economic and political conditions in the primary markets where we operate; and other economic, business, competitive and/or regulatory factors affecting our business generally. The forward-looking statements included in this release are made only as of the date of this release, and except as otherwise required by federal securities law, we do not have any obligation to publicly update or revise any forward-looking statements to reflect subsequent events or circumstances.

                        Additional Financial Information

The following table provides a summary of certain gains and charges that may be of interest to investors. The table includes a description of these items and their effect on total segment operating profit, income from operations before income tax, net income and earnings per share for the quarter ended March 31, 2006 and 2005.

----------------------------------------------------------------------------------------------------------------------------------
                                                                      Income From
                                            Total Segment          Operations Before                            Earnings Per
(In millions, except per share data)      Operating Profit             Income Tax           Net Income          Share Diluted
------------------------------------      -----------------            ----------           ----------         ----------------
Quarter Ended March 31:                   2006          2005        2006       2005       2006       2005       2006       2005
                                          ----          ----        ----       ----       ----       ----       ----       ----
    Impairment and restructuring
     charges (1)                         $(24)        $    -       $(24)     $    -      $(16)      $   -     $(0.13)      $   -
    Reversal of recoverable
     tax valuation allowance (2)            -             27          -          27         -          19          -        0.16
   Incremental share-based
    compensation expense (3)               (3)             -         (3)          -        (2)          -      (0.02)          -
                                      --------------------------------------------------------------------------------------------
         Total                           $(27)           $27       $(27)        $27      $(18)        $19     $(0.15)      $0.16
                                      ============================================================================================
----------------------------------------------------------------------------------------------------------------------------------


(1) Impairment and restructuring changes in the quarter ended March 31, 2006 consisted of $20 million in the agribusiness segment, $2 million in the fertilizer segment and $2 million in the edible oil products segment.
(2) Represents the reversal of the remaining Argentine recoverable tax valuation allowance in the agribusiness segment.
(3) In the first quarter 2006, Bunge adopted Financial Accounting Standards No. 123R - Share-Based Payments (SFAS No. 123R) and began expensing stock options. Prior to the adoption of SFAS No. 123R, Bunge accounted for stock-based compensation using the intrinsic value method under Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (APB 25), and Financial Accounting Standards Board Interpretation No. 28, Accounting for Stock Appreciation Rights and Other Variable Stock Option or Award Plans (FIN 28) with pro forma disclosure in accordance with the provisions of SFAS No. 123, Accounting for Stock-Based Compensation.

CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share data and percentages)
(Unaudited)

                                                                       Quarter Ended
                                                                         March 31,
                                                                -----------------------------   Percent
                                                                    2006           2005         Change
                                                                --------------  -------------  ---------

Net sales                                                              $5,601         $5,451          3%
Cost of goods sold                                                     (5,317)        (5,066)         5%
                                                                --------------  -------------

Gross profit                                                              284            385       (26)%
Selling, general and administrative expenses                             (227)          (196)        16%
Interest income                                                            28             23         22%
Interest expense                                                          (48)           (50)       (4)%
Interest expense on readily marketable inventories                        (13)            (7)        86%
Foreign exchange gain (loss)                                               43            (16)
Other income (expense)-net (Note 1)                                         1              8        (88)%
                                                                --------------  -------------

Income from operations before income tax                                   68            147       (54)%
Income tax expense                                                        (11)           (44)      (75)%
                                                                --------------  -------------


Income from operations after income tax                                    57            103       (45)%
Minority interest                                                         (11)           (15)      (27)%
Equity in earnings of affiliates (Note 1)                                  12             10         20%
                                                                --------------  -------------

Net income                                                       $         58   $         98       (41)%
                                                                ==============  =============

Earnings per common share - diluted:

Net income per share - diluted                                   $       0.48   $       0.82       (41)%
                                                                ==============  =============

Weighted-average common shares outstanding - diluted              120,596,824    120,638,146
                                                                ==============  =============

________________________________________________________________________________
Note 1: In the first quarter of 2006, Bunge reclassified certain earnings on investments in affiliates from other income (expense) - net to equity in earnings of affiliates. As a result, amounts for the quarter ended March 31, 2005 have been reclassified to conform to the quarter ended March 31, 2006 presentation.

CONSOLIDATED SEGMENT INFORMATION
(In millions, except volumes and percentages)
(Unaudited) (Note 1)

Set forth below is a summary of certain items in our consolidated statements of income and volumes by reportable segment.

                                                                      Quarter Ended
                                                                        March 31,
                                                                  ----------------------   Percent
                                                                     2006        2005      Change
                                                                  ------------ ---------- ----------
Volumes (in thousands of metric tons):
Agribusiness                                                           21,252     22,791       (7)%
Fertilizer                                                              1,718      1,729       (1)%
Edible oil products                                                     1,005        998         1%
Milling products                                                          950        985       (4)%
                                                                    ---------  ---------
           Total                                                       24,925     26,503       (6)%
                                                                    =========  =========

Net sales:
Agribusiness                                                           $4,162     $4,056         3%
Fertilizer                                                                420        403         4%
Edible oil products                                                       786        798       (2)%
Milling products                                                          233        194        20%
                                                                    ---------  ---------
           Total                                                       $5,601     $5,451         3%
                                                                    =========  =========

Gross profit:
Agribusiness                                                             $126       $219      (42)%
Fertilizer                                                                 50         70      (29)%
Edible oil products                                                        76         71         7%
Milling products                                                           32         25        28%
                                                                    ---------  ---------
           Total                                                         $284       $385      (26)%
                                                                    =========  =========

Selling, general and administrative expenses:
Agribusiness                                                           $(104)      $(95)         9%
Fertilizer                                                               (54)       (43)        26%
Edible oil products                                                      (54)       (47)        15%
Milling products                                                         (15)       (11)        36%
                                                                    ---------  ---------
           Total                                                       $(227)     $(196)        16%
                                                                    =========  =========

Foreign exchange gain (loss):
Agribusiness                                                              $ 1        $ 4
Fertilizer                                                                 33       (17)
Edible oil products                                                         1        (1)
Milling products                                                            -          -
                                                                    ---------  ---------
           Total                                                          $35     $ (14)
                                                                    =========  =========

Interest income:
Agribusiness                                                               $7         $4        75%
Fertilizer                                                                 16         13        23%
Edible oil products                                                         -          1     (100)%
Milling products                                                            -          -         -%
                                                                    ---------  ---------
           Total                                                          $23        $18        28%
                                                                    =========  =========

Interest expense:
Agribusiness                                                            $(38)      $(29)       31%
Fertilizer                                                               (14)       (14)         -%
Edible oil products                                                       (7)        (9)      (22)%
Milling products                                                          (2)        (2)         -%
                                                                    ---------  ---------
           Total                                                        $(61)      $(54)        13%
                                                                    =========  =========

                                                                      Quarter Ended
                                                                        March 31,
                                                                  ----------------------   Percent
                                                                     2006        2005      Change
                                                                  ------------ ---------- ----------
Segment operating profit (loss):
Agribusiness                                                            $ (8)       $103     (108)%
Fertilizer                                                                 31          9       244%
Edible oil products                                                        16         15         7%
Milling products                                                           15         12        25%
                                                                    ---------  ---------
           Total (Note 2)                                                 $54       $139      (61)%
                                                                    =========  =========

Income from operations before income tax :
  Segment operating profit                                                $54       $139
  Unallocated income  - net (Note 3)                                       14          8
                                                                    ---------  ---------
Income from operations before income tax                                  $68       $147
                                                                    =========  =========

Depreciation, depletion and amortization:
Agribusiness                                                              $30        $25        20%
Fertilizer                                                                 31         23        35%
Edible oil products                                                        13         12         8%
Milling products                                                            4          3        33%
                                                                    ---------  ---------
           Total                                                          $78        $63        24%
                                                                    =========  =========  ---------

________________________________________________________________________________
Note 1: In the first quarter of 2006, Bunge reclassified certain product lines in its agribusiness segment to its edible oil products segment. As a result, amounts for the quarter ended March 31, 2005 have been reclassified to conform to the quarter ended March 31, 2006 presentation.

Note 2: Total segment operating profit is the consolidated segment operating profit of all of Bunge's operating segments. Total segment operating profit is a non-GAAP measure and is not intended to replace income from operations before income tax, the most directly comparable GAAP measure. The information required by Regulation G under the Securities Exchange Act of 1934, including the reconciliation to income from operations before income tax, is included under the caption "Reconciliation of Non-GAAP Measures".

Note 3: Includes interest income, interest expense and foreign exchange gains and losses and other income and expenses not directly attributable to Bunge's operating segments.

CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)

                                                                            March 31,         December 31,         March 31,
                                                                               2006               2005               2005
                                                                         -----------------  ------------------  ----------------
                                 ASSETS
Current assets:
     Cash and cash equivalents                                                     $  280          $      354        $      339
     Trade accounts receivable                                                      1,611               1,702             1,799
     Inventories                                                                    2,698               2,769             2,866
     Deferred income taxes                                                            110                 102               106
     Other current assets                                                           1,672               1,637             1,660
                                                                         -----------------  ------------------  ----------------
Total current assets                                                                6,371               6,564             6,770
Property, plant and equipment, net                                                  3,024               2,900             2,550
Goodwill                                                                              185                 176               166
Other intangible assets, net                                                          132                 132               170
Investments in affiliates                                                             613                 585               577
Deferred income taxes                                                                 550                 462               260
Other non-current assets                                                              704                 627               557
                                                                         -----------------  ------------------  ----------------
Total assets                                                                      $11,579             $11,446           $11,050
                                                                         =================  ==================  ================

                  LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
     Short-term debt                                                               $  555          $      411        $      661
     Current portion of long-term debt                                                175                 178               144
     Trade accounts payable                                                         1,666               1,803             1,839
     Deferred income taxes                                                             34                  38                38
     Other current liabilities                                                      1,053               1,187             1,170
                                                                         -----------------  ------------------  ----------------
Total current liabilities                                                           3,483               3,617             3,852
Long-term debt                                                                      2,485               2,557             2,728
Deferred income taxes                                                                 151                 145               221
Other non-current liabilities                                                         607                 576               541
Minority interest in subsidiaries                                                     351                 325               289
Shareholders' equity                                                                4,502               4,226             3,419
                                                                         -----------------  ------------------  ----------------
Total liabilities and shareholders' equity                                        $11,579             $11,446           $11,050
                                                                         =================  ==================  ================

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

                                                                                    Quarter Ended
                                                                                      March 31,
                                                                           ---------------------------------
                                                                               2006              2005
                                                                           -------------    ----------------
OPERATING ACTIVITIES
Net income                                                                         $58              $98
Adjustments to reconcile net income to cash provided by operating activities:
     Foreign exchange (gain) loss on debt                                                 (42)              13
     Impairment of assets                                                           20                -
     Bad debt expense                                                               14                5
     Depreciation, depletion and amortization                                       78               63
     Decrease in the allowance for recoverable taxes                                (6)             (27)
     Deferred income taxes                                                         (32)               9
     Minority interest                                                              11               15
Changes in operating assets and liabilities, excluding the effects of acquisitions:
    Trade accounts receivable                                                      144               92
    Inventories                                                                    135             (267)
    Prepaid commodity purchase contracts                                           (22)             (42)
    Advances to suppliers                                                           50               40
    Trade accounts payable                                                        (213)             (40)
    Advances on sales                                                              (49)             (57)
    Unrealized (gain) loss on derivative contracts                                 (85)              76
    Accrued liabilities                                                            (36)             (71)
    Other - net                                                                    (79)            (133)
                                                                           -------------    ----------------
Cash used by operating activities                                                  (54)            (226)

INVESTING ACTIVITIES
Payments made for capital expenditures                                             (70)             (94)
Investments in affiliates                                                          (33)               -
Acquisitions of businesses and other intangible assets                               -              (24)
Return of capital from affiliate                                                     6                8
Investments in related party loans                                                   1               (6)
                                                                           -------------    ----------------
Cash used for investing activities                                                 (96)            (116)

FINANCING ACTIVITIES
Net change in short-term debt                                                      145              120
Proceeds from long-term debt                                                        16              241
Repayments of long-term debt                                                       (66)             (86)
Proceeds from sale of common shares                                                  2                3
Dividends paid to shareholders                                                     (18)             (14)
Dividends paid to minority interest                                                (17)              (8)
                                                                           -------------    ----------------
Cash provided by  financing activities                                              62              256
Effect of exchange rate changes on cash and cash equivalents                        14               (7)
                                                                           -------------    ----------------

Net decrease in cash and cash equivalents                                          (74)             (93)
Cash and cash equivalents, beginning of period                                     354              432
                                                                           -------------    ----------------
Cash and cash equivalents, end of period                                          $280             $339
                                                                           =============    ================

Reconciliation of Non-GAAP Measures

This earnings release contains total segment operating profit, net financial debt and net financial debt less readily marketable inventories, which are "non-GAAP financial measures" as this term is defined in Regulation G of the Securities Exchange Act of 1934. In accordance with Regulation G, Bunge has reconciled these non-GAAP financial measures to the most directly comparable U.S. GAAP measures.

Total Segment Operating Profit

Total segment operating profit, which is the consolidated segment operating profit of all of Bunge's operating segments, is Bunge's consolidated income from operations before income tax that includes an allocated portion of the foreign exchange gains and losses relating to debt financing operating working capital, including readily marketable inventories. Also included in total segment operating profit is an allocation of interest income and interest expense attributable to the financing of operating working capital.

Total segment operating profit is a non-GAAP financial measure and is not intended to replace income from operations before income tax, the most directly comparable GAAP financial measure. Total segment operating profit is a key performance measurement used by Bunge's management to evaluate whether operating activities cover the financing costs of its business. Bunge believes total segment operating profit is a more complete measure of its operating profitability, since it allocates foreign exchange gains and losses and the cost of debt financing working capital to the appropriate operating segments. Additionally, Bunge believes total segment operating profit assists investors by allowing them to evaluate changes in the operating results of its portfolio of businesses before non-operating factors that affect net income. Total segment operating profit is not a measure of consolidated operating results under U.S. GAAP and should not be considered as an alternative to income from operations before income tax or any other measure of consolidated operating results under U.S. GAAP.

Below is a reconciliation of income from operations before income tax to total segment operating profit:

                                                         Quarter Ended March 31,
                                                       -------------------------
     (In millions)                                       2006            2005
     -------------                                     -----------    ----------
     Income from operations before income tax
                                                          $68             $147
     Minus: Unallocated income - net (1)                  (14)              (8)
                                                       -----------    ----------
     Total segment operating profit                       $54             $139
                                                       ===========    ==========
     _______________
     (1) Includes interest income, interest expense and foreign exchange gains and losses and other income and expenses not directly attributable to Bunge's operating segments.

Net Financial Debt

Net financial debt is the sum of short-term debt, current maturities of long-term debt and long-term debt, less cash and cash equivalents and marketable securities. Net financial debt is presented because management believes it represents a meaningful measure of Bunge's leverage capacity and solvency. Net financial debt is not a measure of solvency under U.S. GAAP and should not be considered as an alternative to total debt as a measure of solvency.

Net financial debt less readily marketable inventories (RMI), or net financial debt less RMI, is the sum of short-term debt, current maturities of long-term debt and long-term debt, less cash and cash equivalents, marketable securities and readily marketable inventories. Net financial debt less RMI is presented because management believes it represents a more complete picture of Bunge's leverage capacity and solvency since it adjusts for readily marketable inventories. Readily marketable inventories are agricultural inventories that are readily convertible to cash because of their commodity characteristics, widely available markets and international pricing mechanisms. Net financial debt less RMI is not a measure of leverage capacity and solvency under U.S. GAAP and should not be considered as an alternative to total debt as a measure of solvency.

Below is a reconciliation of total long-term and short-term debt to net financial debt and to net financial debt less readily marketable inventories:

                                                         March 31,          December 31,             March 31,
     (In millions)                                         2006                 2005                  2005
     ------------                                    ------------------    ----------------      ---------------
     Short-term debt                                     $    555              $    411             $    661
     Long-term debt, including current portion              2,660                 2,735                2,872
                                                     ------------------    ----------------      ---------------
     Total debt                                             3,215                 3,146                3,533
     Less:
       Cash and cash equivalents                              280                   354                  339
       Marketable securities                                   11                     9                   13
                                                     ------------------    ----------------      ---------------
     Net financial debt                                     2,924                 2,783                3,181
     Less: Readily marketable inventories                   1,513                 1,534                1,629
                                                     ------------------    ----------------      ---------------
     Net financial debt less readily marketable
     inventories                                           $1,411                $1,249               $1,552
                                                     ==================    ================      ===============